Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

HearUSA, Inc.
West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement of our report dated March 12, 2004, relating to the consolidated financial statements and schedule of HearUSA, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 27, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman
BDO Seidman, LLP
West Palm Beach, Florida

June 7, 2004